                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
WWW.NYFIX.COM

   NYFIX TO DELAY FILING OF ITS 2004 ANNUAL REPORT ON FORM 10-K AND MANAGEMENT
                           REPORT ON INTERNAL CONTROL

STAMFORD, CT, MARCH 30, 2005: NYFIX, INC. (NASDAQ: NYFX), A LEADER IN TECHNOLOGY
SOLUTIONS for the financial marketplace,  today announced that it will delay the filing of its 2004 Annual  Report on Form 10-K for the year ended  December  31,
2004  currently  due March  31,  2005.  The  delay is a result of the  Company's previously  announced  discussions  with the Securities and Exchange  Commission regarding its accounting for previously issued stock options.  As a result,  the
Company also announced that it will delay the filing of its Management Report on
Internal Control as required by the  Sarbanes-Oxley Act of 2002. The Company had anticipated  filing its  Management  Report on Internal  Control by the extended filing  deadline of April 30, 2005.  However,  due to the delay in the filing of its  Form  10-K,  it no  longer  qualifies  for  the  automatic  forty-five  day extension.

As previously  announced,  the Company expects to restate its audited  financial statements  for the years ended  December 31, 2003 and 2002 included in its 2004
Annual  Report on Form 10-K and is  evaluating  whether it needs to restate  its unaudited  results for each of the first three  quarters of 2004. The Company is also reviewing the impact of such accounting changes on the Company's historical accounting  of its deferred tax assets.  Inasmuch as the  adjustments  primarily relate to non-cash items, the resulting restatement will have no material effect on the Company's current cash position or cash flows from operations.

The Company  intends to  exercise  its best  efforts to resolve the  outstanding items and file its 2004 Annual Report on Form 10-K and its Management  Report on
Internal Control as soon as possible.

ABOUT NYFIX, INC.

NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate redundant data centers in the northeastern  United States with additional data center hubs in London,  Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com and www.javtech.com.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  the  ability of the  Company to market and  develop  its  products.
Although   the   Company   believes   that  the   assumptions   underlying   the
forward-looking   statements  contained  herein  are  reasonable,   any  of  the
assumptions could be inaccurate,  and therefore,  there can be no assurance that the  forward-looking  statements included in this press release will prove to be
accurate.   In  light  of  the   significant   uncertainties   inherent  in  the
forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by the Company or any other  person that the objectives and plans of the Company will be achieved.